EXHIBIT 10.37

Dominick A. Telesco

150 Vía Bellaria

Palm Beach, FL 33480

Edward S. Vittoria, Chief Executive Officer

Puradyn Filter Technologies, Incorporated

2017 High Ridge Road

Boynton Beach, FL 33426

April 13, 2020

RE:

Promissory Note dated January 7, 2019 payback extension

Dear Mr. Vittoria:

Pursuant to the Promissory Note dated January 7, 2019, I, Dominick Telesco (the “Lending Party”), agree to extend the payback date from January 7, 2020 to December 31, 2020.

All other terms defined in the January 7, 2019 Promissory Note shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by the respective officers hereunto duly authorized on the date first written above.

/s/ Dominick A. Telesco

Dominick A. Telesco

Accepted and Agreed:

Puradyn Filter Technologies, Inc.

By:

/s/ Edward S. Vittoria

Edward S. Vittoria, Chief Executive Officer